Exhibit 99.9

                          [JONES & BLOUCH LETTERHEAD]

                                                                   March 1, 1999

Board of Directors
The American Life Insurance Company
     of New York
320 Park Avenue
New York, New York 10022

Gentlemen:

We hereby consent to the reference to this firm under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 of The American Separate Account No. 2 and The American Life Insurance Company of New York, File No. 33-66406, to be filed with the Securities and Exchange Commission.

                                        Very truly yours,


                                        JONES & BLOUCH L.L.P.